EXHIBIT 31.1

CEO CERTIFICATION OF PERIODIC REPORT

I, Ronald J. Buschur, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Powerwave Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2011	By:	/s/ RONALD J. BUSCHUR
Ronald J. Buschur
President and Chief Executive Officer
Powerwave Technologies, Inc.